Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Pennsylvania Real Estate Investment Trust:

We consent to the incorporation by reference in the registration statements (File No. 333-238797, File No.333-225342, File No. 333-225341, File No. 333-183480, File No. 333-169487, File No. 333-148237, File No. 333-103116, File No. 333-97677, File No. 333-69877, File No. 33-59767, File No. 33-59771, File No. 33-59773) on Form S-8 of Pennsylvania Real Estate Investment Trust of our report) dated March 16, 2021, with respect to the consolidated balance sheets of Pennsylvania Real Estate Investment Trust as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes and financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of Pennsylvania Real Estate Investment Trust.

Our report dated March 16, 2021, on the effectiveness of internal control over financial reporting as of December 31, 2020, expresses our opinion that Pennsylvania Real Estate Investment Trust did not maintain effective internal control over financial reporting as of December 31, 2020 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the Company’s attracting and retaining of sufficient personnel with requisite financial experience, assessment of risk of fraud, including risks of management override of controls and proper segregation of duties, and assessment of changes in the external environment and the potential impact of those changes on the design, operating effectiveness and monitoring of internal controls over financial reporting has been identified and included in management’s assessment.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 16, 2021